Exhibit 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FOURTH QUARTER AND YEAR-END 2008 RESULTS

AUSTIN, Texas – March 6, 2009 – Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter and year ended December 31, 2008.

Financial Highlights
For the fourth quarter ended December 31, 2008:

▪	Revenues decreased 9% to $56.8 million from $62.4 million during the fourth quarter of 2007;
▪	Services revenue, excluding reimbursable expenses, decreased 8% to $49.2 million from $53.8 million during the fourth quarter of 2007;
▪
Earnings per share on a fully diluted basis decreased 80% to $0.03 from $0.15 per share during the fourth quarter of 2007.  Fourth quarter 2008 earnings per share included a non-cash impairment charge of $1.6 million (or $0.03 per share) related primarily to the value of intangible customer relationship assets.  Excluding this non-cash charge, earnings per share was $0.06 for the fourth quarter 2008 (see attached schedule detailing this calculation);

▪	Non-GAAP earnings per share (see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis decreased 41% to $0.13 from $0.22 per share during the fourth quarter of 2007;
▪
Net income decreased 83% to $0.8 million compared to $4.5 million during the fourth quarter of 2007.  Excluding the non-cash charge described above, net income was $1.9 million for the fourth quarter of 2008 (see attached schedule detailing this calculation);

▪
EBITDA (a non-GAAP measure; see attached schedule which reconciles to GAAP net income) decreased 50% to $4.8 million from $9.5 million during the fourth quarter of 2007. EBITDA included GAAP non-cash stock compensation expense of approximately $2.2 million and $1.7 million in the fourth quarter of 2008 and 2007, respectively;

▪
Gross margin for services revenue excluding reimbursable expenses and stock compensation expense was 32.6% compared to 39.2% in the fourth quarter of 2007.  The decline in gross margins is primarily the result of lower utilization; and

▪	Gross margin for software and hardware revenue was 24.5% compared to 15.4% in the fourth quarter of 2007.

For the year ended December 31, 2008:

▪	Revenue increased 6% to $231.5 million compared to $218.1 million during 2007;
▪	Services revenue, excluding reimbursable expenses, increased 8% to $207.5 million compared to $191.4 million during 2007;
▪
Earnings per share on a fully diluted basis decreased 39% to $0.33 from $0.54 per share during 2007.  Excluding the non-cash charge mentioned above and the one-time non-cash charge of $0.9 million related to the write-off of deferred offering costs incurred and paid in 2005, earnings per share was $0.39 for 2008 (see attached schedule detailing this calculation);

▪	Non-GAAP earnings per share (see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis decreased 15% to $0.66 from $0.78 per share during 2007;
▪
Net income decreased 38% to $10.0 million from $16.2 million during 2007.  Excluding the non-cash charges described above, net income was $11.7 million for 2008 (see attached schedule detailing this calculation);

▪
EBITDA (a non-GAAP measure; see attached schedule which reconciles to GAAP net income) decreased 22% to $26.3 million from $33.7 million during 2007. EBITDA included GAAP non-cash stock compensation expense of approximately $9.0 million and $6.1 million for the years ended December 31, 2008 and 2007, respectively;

▪	Gross margin for services revenue excluding reimbursable expenses and stock compensation expense was 35.6% compared to 39.1% during 2007;
▪	Gross margin for software and hardware revenue was 19.4% compared to 15.9% during 2007;
▪	The Company continued to generate strong operating cash flow during 2008 and had a cash balance of $23.0 million at December 31, 2008; and
▪
The Company repurchased 1,848,300 shares of its stock during the year at a cost of $9.2 million.  Since the end of the year we have purchased an additional 450,000 shares bringing the total shares purchased to date to 2,298,300 shares at a total cost of $11.1 million.

“The fourth quarter was a solid close to a challenging year,” said Jack McDonald, Perficient’s chairman and chief executive. “While 2008 did present significant obstacles, we continued to execute against our plan, delivering record revenues, while generating strong cash flow. We continued to strengthen our balance sheet and emerge from 2008 with record levels of cash, no debt and full access to a $50 million credit facility with an accordion feature that provides up to $75 million in borrowing capacity.  We believe the share repurchases we have completed will provide earnings per share accretion over time.”

“We expect the market environment in 2009 to remain adversely impacted by the broader economy. Therefore, we’ve made tough but necessary decisions to reduce costs, while continuing to build our balance sheet. Our investments into key industry verticals and toward strengthening our multi-sourcing capabilities by achieving CMMI Level 5 status at our development center in China have us well-positioned for 2009. We remain confident in our capacity to continue to deliver meaningful cash flow and profits,” said Jeffrey Davis, Perficient’s president and chief operating officer. “Our solutions portfolio is broader and stronger than it has ever been and Perficient remains committed to our long-term growth plans and goals.”

Other 2008 Highlights
Among other achievements in 2008, Perficient:

-- Increased its offshore capabilities by earning CMMI Level 5 certification at its Global Development Center in Hangzhou, China;

-- In the fourth quarter, added new customer relationships and follow-up projects with leading companies including: Abercrombie & Fitch, Adesa, Avaya, Baxter, Beauticontrol, Classified Ventures, Covance, Ercot, Focus on the Family, Guthy Renker, Oncor, Owens Corning and many others;

-- For the third consecutive year, management and its auditors did not identify any material weaknesses in the Company’s internal controls over financial reporting;

--Received multiple partner and high-growth nominations and awards including being recognized by Fortune (Fortune 100 Fastest-Growers List), CRN (2008 Fast Growth 100 List), IBM (Top Lotus Partner in North America), Microsoft (National Systems Integrator Partner), EMC Documentum (Select Services Team Partner of the Year and Content Management and Archive Regional Partner of the Year), Deloitte and Touche (Texas Fast 50 and North American 500 List), VARBusiness (VB500 Lists); and

-- Entered into an expanded and enhanced $50 million credit facility, which provides an accordion feature with access up to $75 million.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. The company expects its first quarter 2009 services, software and hardware revenues, including reimbursed expenses, to be in the range of $48.7 million to $51.6 million, comprised of $46.9 million to $48.8 million of revenue from services, including reimbursed expenses, and $1.8 million to $2.8 million of revenue from sales of software and hardware. The guidance range of services revenue, including reimbursed expenses, would represent a decrease in services revenue of 12% to 16% over the first quarter of 2008.

Conference Call Details
Perficient will host a conference call regarding fourth quarter and full year 2008 financial results today at 9:00 a.m. EST.

WHAT: Perficient Fourth Quarter and Full Year 2008 Results
WHEN: Friday, March 6, 2009, at 9:00 a.m. EST
CONFERENCE CALL NUMBERS: 888-713-4205 (U.S. and Canada) 617-213-4862 (International)
PARTICIPANT PASSCODE: 80031000
REPLAY TIMES: Friday, March 6, 2009, at 11:00 a.m. EST, through Friday, March 13, 2009
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 57455019

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of 19 offices in North America and three offshore locations, in Eastern Europe, India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market, is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, a Documentum Select Services Team Partner, and an Oracle Certified Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2009.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section below entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Revenues
Services	$49,238	$53,750	$207,480	$191,395
Software and hardware	4,641	4,773	10,713	14,243
Reimbursable expenses	2,880	3,897	13,295	12,510
Total revenues	56,759	62,420	231,488	218,148

Cost of revenues
Project personnel costs	31,841	31,658	128,482	113,238
Software and hardware costs	3,506	4,038	8,639	11,982
Reimbursable expenses	2,880	3,896	13,295	12,510
Other project related expenses	1,366	1,046	5,033	3,274
Stock compensation	541	375	2,537	1,454
Total cost of revenues	40,134	41,013	157,986	142,458

Gross margin	16,625	21,407	73,502	75,690

Selling, general and administrative	10,230	10,602	40,816	37,282
Stock compensation	1,638	1,296	6,426	4,681
	4,757	9,509	26,260	33,727

Depreciation	510	484	2,139	1,553
Amortization	1,187	1,609	4,810	4,712
Impairment of intangible assets	1,633	-	1,633	-
Income from operations	1,427	7,416	17,678	27,462

Interest income	172	48	555	239
Interest expense	(14)	(2)	(27)	(67)
Other income (expense)	33	10	(915)	20
Income before income taxes	1,618	7,472	17,291	27,654
Provision for income taxes	859	2,957	7,291	11,424
Net income	$759	$4,515	$10,000	$16,230

Basic net income per share	$0.03	$0.15	$0.34	$0.58

Diluted net income per share	$0.03	$0.15	$0.33	$0.54

Shares used in computing basic
net income per share	28,897	29,059	29,412	27,998
Shares used in computing diluted
net income per share	29,480	30,890	30,351	30,122

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash	$22,909	$8,070
Accounts and note receivable, net	47,584	50,855
Prepaid expenses	1,374	1,182
Other current assets	3,157	4,142
Total current assets	75,024	64,249
Net property and equipment	2,345	3,226
Net goodwill	104,178	103,686
Net intangible assets	11,456	17,653
Other non-current assets	1,244	1,178
Total assets	$194,247	$189,992

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,509	$4,160
Other current liabilities	14,339	18,550
Total current liabilities	18,848	22,710
Deferred income taxes	-	1,549
Other non-current liabilities	581	171
Total liabilities	19,429	24,430

Stockholders' equity:
Common stock	30	29
Additional paid-in capital	197,653	188,998
Accumulated other comprehensive loss	(338)	(117)
Treasury stock, at cost	(9,179)	-
Accumulated deficit	(13,348)	(23,348)
Total stockholders' equity	174,818	165,562
Total liabilities and stockholders' equity	$194,247	$189,992

About Non-GAAP Financial Measures

Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDA, net income and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. Perficient’s management excludes these non-operating charges when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Perficient. Accordingly, management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of purchased intangible assets and other non-operating charges, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand Perficient’s financial performance in comparison to historical periods. In addition, it allows investors to evaluate Perficient’s performance using the same methodology and information that is used by Perficient’s management.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results in order to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation
Perficient incurs stock-based compensation expense under Statement of Financial Accounting Standards No. 123R (As Amended), Share Based Payment (“SFAS 123R”). Perficient excludes this item for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of Perficient’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal year 2006 when Perficient adopted SFAS 123R. Finally, Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets
Perficient has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Perficient has made. Management excludes these items for the purpose of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Impairment of Intangible Assets
During the fourth quarter 2008, Perficient recorded a non-cash charge of $1.6 million to impair certain intangible assets.  Perficient has excluded this charge from its calculation of non-GAAP measures presented herein.  Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the impairment charge is a non-recurring expense that makes comparison of current and historical financial results difficult.

Write-off of Deferred Offering Costs
During the third quarter 2008, Perficient incurred a non-cash charge to write off deferred offering costs associated with a shelf registration statement.   Perficient management determined there was no intent to use the shelf registration to complete an offering in the near term and as a result, these costs were required to be expensed.  Perficient has excluded this charge from its calculation of non-GAAP measures presented herein.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
GAAP Net Income	$759	$4,515	$10,000	$16,230
Additions:
Provision for income taxes	859	2,957	7,291	11,424
Amortization	1,187	1,609	4,810	4,712
Stock compensation	2,179	1,671	8,963	6,135
Impairment of intangible assets	1,633	-	1,633	-
Write-off of deferred offering costs	-	-	942	-
Non-GAAP Adjusted Net Income Before Tax	6,617	10,752	33,639	38,501
Income tax for non-GAAP items (1)	(2,852)	(4,021)	(13,758)	(15,154)
Non-GAAP Net Income	$3,765	$6,731	$19,881	$23,347

GAAP Net Income Per Share (diluted)	$0.03	$0.15	$0.33	$0.54
Non-GAAP Net Income Per Share (diluted)	$0.13	$0.22	$0.66	$0.78
Shares used in computing net income per share (diluted)	29,480	30,890	30,351	30,122

(1) The estimated non-GAAP effective tax rate of 43.1% and 37.4% for the three months ended December 31, 2008 and 2007, respectively, and 40.9% and 39.4% for the year ended December 31, 2008 and 2007, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
GAAP Net Income	$759	$4,515	$10,000	$16,230
Additions:
Provision for income taxes	859	2,957	7,291	11,424
Other	(33)	(10)	915	(20)
Interest expense, net of income	(158)	(46)	(528)	(172)
Amortization	1,187	1,609	4,810	4,712
Impairment of intangible assets	1,633	-	1,633	-
Depreciation	510	484	2,139	1,553
EBITDA (1)	$4,757	$9,509	$26,260	$33,727

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

	Three Months Ended December 31,	Year Ended December 31,
	2008	2008
GAAP Net Income	$759	$10,000
Additions:
Impairment of intangible assets	1,633	1,633
Write-off of deferred offering costs	-	942
Provision for income taxes	859	7,291
Net income, adjusted for non-cash charges before tax	3,251	19,866
Income tax, provision for non-cash charges (1)	(1,401)	(8,125)
Net Income, adjusted for non-cash charges	$1,850	$11,741

GAAP Net Income Per Share (diluted)	$0.03	$0.33
Net Income Per Share, adjusted for non-cash charges (diluted)	$0.06	$0.39
Shares used in computing net income per share (diluted)	29,480	30,351

(1) The estimated non-GAAP effective tax rate of 43.1% and 40.9% for the three months and year ended December 31, 2008, respectively, has been used to calculate the provision for income taxes for Net Income, adjusted for non-cash charges.